Exhibit 99.1

For Immediate Release:

GLENN A. BRITT TO RETIRE FROM TIME WARNER CABLE AT YEAR’S END;

ROBERT D. MARCUS ELECTED TO SUCCEED BRITT AS CHAIRMAN AND CEO

NEW YORK, July 25, 2013— Glenn A. Britt, Time Warner Cable’s Chairman and Chief Executive Officer, announced today that he will retire at the end of 2013. The Time Warner Cable Board of Directors, at today’s regularly scheduled meeting, elected Robert D. Marcus, currently the Company’s President and Chief Operating Officer, to succeed Britt as Chairman and CEO effective January 1, 2014. Mr. Britt will remain on the Board in a non-executive role at that time.

In addition, Mr. Marcus was elected to the Company’s Board of Directors, effective immediately.

“Glenn has been an outstanding leader, transforming Time Warner Cable into an entertainment, communications and information powerhouse. He is a true visionary in the development and use of cutting-edge technology,” said N.J. Nicholas, Jr., lead director of Time Warner Cable’s Board. “The Board is confident that Rob is the right person to lead the company into the future. He has the vision, financial prowess, operating acumen and unrelenting drive that make him the ideal CEO. The Board is also very pleased that Glenn will remain Chairman and CEO through 2013 as part of our thoughtful and seamless transition process.”

“I have had the privilege of being in this industry for more than 40 years and witnessing first-hand the most momentous evolution in communications technology ever experienced – we have truly been at the forefront of changing the way the world communicates,” Mr. Britt said. “I’m proud that we’ve built a great company by understanding consumer trends and changing technology and working to put the two together to develop products and services people want. I’m proud that we have returned significant value to our shareholders. And I’m most proud of the 52,000 TWC employees who come to work every day focused on meeting our customers’ needs. I admire their dedication, and it’s been a true pleasure to be their colleague for the past four decades.

“I love this business, but I’m ready to retire knowing Rob is ready to lead,” said Mr. Britt. “I have worked with Rob for more than 20 years in his various roles, and worked side by side with him for nearly eight years as a member of the TWC senior management team. He is an accomplished executive, a strong strategic decision maker, and has a deep understanding of our company, our industry and what it will take to lead TWC into the future.”

Mr. Marcus said, “I am honored to succeed Glenn when he retires at the end of the year. Time Warner Cable is a great company, and I have tremendous respect for the commitment, intellect and inspirational vision with which Glenn has led us. Our competitively advantaged network, talented employees, robust customer base and strong tradition of innovation position us to build on the successes of Glenn’s tenure. I look forward to leading our Company into a new era of world-class products, outstanding customer service and continued growth.”

Mr. Britt, 64, became TWC Chief Executive Officer in 2001. During his tenure, TWC has been a leader in technological innovation with the introduction of high-speed Internet, Video on Demand and Voice over IP. The Company has received eight technical Emmy Awards for its innovations. Mr. Britt oversaw TWC’s emergence as a publicly traded company, and he’s grown it from a $6 billion operating division into a $21 billion national, high-profile business in a highly competitive industry.

Mr. Marcus, 48, joined Time Warner Inc. in 1998 and moved to TWC in 2005. He was named Chief Financial Officer in 2008. He worked side by side with Mr. Britt during TWC’s 2009 spin-off from Time Warner Inc. Since that time, TWC’s stock price has risen 360%, outperforming all the major indexes and the industry as a whole. Mr. Marcus also led TWC’s successful acquisitions of Adelphia, NaviSite and Insight to expand TWC’s footprint and services. Under his financial leadership, TWC established a disciplined capital allocation strategy that was emulated by many other leading S&P 500 companies. Mr. Marcus was named President and Chief Operating Officer in 2010, and oversees the company’s operations, including Residential Services, serving more than 14.7 million customers; Business Services, serving more than 579,000 small, medium and enterprise sized businesses; Media Services, the advertising arm of TWC; and Technology and Network Operations.

MR. BRITT BIOGRAPHY

MR. MARCUS BIOGRAPHY

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About Time Warner Cable

Time Warner Cable Inc. (NYSE: TWC) is among the largest providers of video, high-speed data and voice services in the United States, connecting more than 15 million customers to entertainment, information and each other. Time Warner Cable Business Class offers data, video and voice services to businesses of all sizes, cell tower backhaul services to wireless carriers and enterprise-class, cloud-enabled hosting, managed applications and services. Time Warner Cable Media, the advertising arm of Time Warner Cable, offers national, regional and local companies innovative advertising solutions. More information about the services of Time Warner Cable is available at www.twc.com, www.twcbc.com and www.twcmedia.com.

Contacts:
Corporate Communications		Investor Relations
Justin Venech	(212) 364-8242	Tom Robey	(212) 364-8218
Bobby Amirshahi	(212) 364-8292	Laraine Mancini	(212) 364-8202

BIOGRAPHIES

Chairman and Chief Executive Officer

Glenn A. Britt is Chairman and Chief Executive Officer of Time Warner Cable. He began serving as Chairman of the company’s Board of Directors in March 2009. He was named President and CEO in 2006 and had served as the company’s CEO since August 2001.

On July 25, 2013, Mr. Britt announced he will retire from the company at the end of the year. The Time Warner Cable Board of Directors elected Robert D. Marcus, currently President and Chief Operating Officer, to succeed Mr. Britt as Chairman and CEO, effective January 1, 2014. Following retirement, Mr. Britt will remain on the board in a non-executive role.

Mr. Britt has been the driving force behind the company’s aggressive deployment of advanced video services, such as Video on Demand, high-definition television and digital video recorders. He has guided the growth of Time Warner Cable’s residential high-speed Internet and digital phone services and Time Warner Cable Business Class services. Mr. Britt oversaw Time Warner Cable’s emergence as a publicly traded company and has grown it from a $6 billion operating division into a $21 billion national, high-profile business in a highly competitive industry.

Mr. Britt has focused on creating a customer service-oriented organization. He has championed the cable industry’s efforts to work more closely with consumer electronics manufacturers and related groups to develop compatible standards for the deployment of integrated communications products. He has also been an active and effective champion of diversity and inclusion within Time Warner Cable and the cable industry.

Mr. Britt became President of Time Warner Cable in January 1999. Previously, he served as President and CEO of Time Warner Cable Ventures, the company’s new business arm. There, he oversaw the launch of Road Runner, the country’s first high-speed Internet service, as well as the creation of Time Warner Telecom. He had been EVP of Time Warner Cable since 1990 and was previously SVP and Treasurer of Time Warner Inc. Prior to the merger of Time Inc. and Warner Communications, Mr. Britt was VP and CFO of Time Inc., a position he held starting July 1988.

Mr. Britt joined Time Inc. in 1972 in the Controller’s Department and rose to VP and Treasurer of Manhattan Cable Television, Inc. (1974), Finance Director for Time-Life Books’ Iran Project (1977), VP of Network and Studio Operations for HBO, and Director of Business Development of Time Inc.’s video group (1980).

He became SVP of Finance for American Television and Communications Corp., Time Inc.’s cable television unit, in 1981, SVP of Finance for Time Inc.’s Video Group in 1984, and SVP and CFO of HBO later that year. He was elected VP of Time Inc. in October 1986 and Treasurer the following month. He became VP of Finance for Time Inc. in February 1988.

Mr. Britt serves on the board of the National Cable & Telecommunications Association (NCTA) and is a member of its Executive Committee. He is a board member of CableLabs, Pearl Harbor Memorial Fund, Xerox Corporation, The Paley Center, Cardinal Health, FIRST Robotics and the Manhattan Theatre Club.

In December 2009, Mr. Britt was one of five corporate executives appointed by President Obama to a task force charged with strengthening America’s economic competitiveness through leadership in science, technology, engineering and math (STEM) education. The “Educate to Innovate” initiative strives to increase the scale, scope and impact of private-sector and philanthropic support in improving American students’ STEM proficiency. In conjunction with the White House initiative, Mr. Britt championed Time Warner Cable’s launch of Connect a Million Minds (connectamillionminds.com), the company’s $100 million, five-year philanthropic initiative to inspire students to pursue STEM-related education and career opportunities.

Mr. Britt has received many honors, including induction in the Cable Hall of Fame (2007), Cable Pioneers (2001) and Broadcasting & Cable’s Hall of Fame (2008); Cable Positive’s Joel G. Berger Award; the NCTA’s Vanguard Award for Distinguished Leadership; The Media Institute’s American Horizon Award; the NAMIC Stanley B. Thomas Jr. Lifetime Achievement Award; and the Kaitz Foundation Diversity Champion Award. In 2010, he was named Humanitarian of the Year by the UJA-Federation of New York.

He received a B.A. in economics from Dartmouth College, where he graduated magna cum laude. A member of Phi Beta Kappa, Mr. Britt received an M.B.A. from the Amos Tuck School of Business Administration at Dartmouth, where he sponsors the Britt Technology Impact Series. The program series examines various aspects of the growing impact of technology on corporations and individuals, and the business strategy issues surrounding new technology.

President and Chief Operating Officer

Robert D. Marcus is President and Chief Operating Officer of Time Warner Cable. He oversees Residential Services, serving more than 14.7 million customers in 29 states; Business Services, serving more than 579,000 small, medium and enterprise sized businesses; Media Services, the company’s advertising arm; and Technology and Network Operations.

On July 25, 2013, the company announced Mr. Marcus will become Time Warner Cable’s Chairman and Chief Executive Officer on January 1, 2014, succeeding Glenn A. Britt, who will retire at the end of 2013. Mr. Marcus also was named a member of the company’s Board of Directors, effective July 25, 2013.

Mr. Marcus was named President and Chief Operating Officer in December 2010. He had served most recently as Senior Executive Vice President and Chief Financial Officer. His many accomplishments at Time Warner Cable include orchestrating the company’s spinoff from Time Warner Inc. in 2009, its move to a publicly traded company in 2007, and several key acquisitions and mergers that expanded its footprint and services. Under his financial leadership, the company established a disciplined capital allocation strategy that has been emulated by many other leading S&P 500 companies.

Mr. Marcus joined Time Warner Cable in August 2005 as Senior Executive Vice President, overseeing corporate groups including mergers and acquisitions, business affairs, programming and human resources. In January 2008, he assumed accountability for finance functions, adding Chief Financial Officer to his title. From 1998 until he joined Time Warner Cable, Mr. Marcus held various positions at Time Warner Inc., including Senior Vice President of Mergers and Acquisitions. From 1990 to 1997, he practiced law at Paul, Weiss, Rifkind, Wharton & Garrison, where Time Warner Inc. was his client.

Mr. Marcus received a J.D. from Columbia Law School in 1990, where he was a Harlan Fiske Stone Scholar and editor of the Columbia Law Review. He earned a B.A., magna cum laude, from Brown University in 1987.

Mr. Marcus was elected to the Museum of the Moving Image Board of Trustees in August 2012. He also serves on the board of New Alternatives for Children (NAC), a New York City-based non-profit organization that provides support of birth, foster and adoptive families caring for children with special medical needs at home.